EXHIBIT 23.2

                      Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 11, 1998 included in EP MedSystems, Inc.'s Form 10-KSB for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

New York, New York
September 29, 1999